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                                 EXHIBIT 1

     Directors and Executive Officers of Millennium Pharmaceuticals, Inc.

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Name                     Business Address         Present Principal      Citizenship
                                                  Occupation or
                                                  Employment
Mark J. Levin            75 Sidney Street         Chief Executive        U.S.
                         Cambridge, MA            Officer and
                         02139                    Director

Steven H. Holtzman       75 Sidney Street         Chief Business         U.S.
                         Cambridge, MA            Officer
                         02139

Kevin Starr              75 Sidney Street         Chief Financial        U.S.
                         Cambridge, MA            Officer
                         02139

Frank D. Lee             75 Sidney Street         Chief Technology       U.S.
                         Cambridge, MA            Officer
                         02139

Michael R. Pavia         75 Sidney Street         Chief Technology       U.S.
                         Cambridge, MA            Officer
                         02139

Joshua Boger, Ph.D.      75 Sidney Street         Director               U.S.
                         Cambridge, MA
                         02139

Eugene Cordes, Ph.D.     75 Sidney Street         Director               U.S.
                         Cambridge, MA
                         02139

A. Grant Heidrich        75 Sidney Street         Director               U.S.
                         Cambridge, MA
                         02139

Raju Kucherlapati        75 Sidney Street         Director               U.S.
                         Cambridge, MA
                         02139

Eric S. Lander, Ph.D.    75 Sidney Street         Director               U.S.
                         Cambridge, MA
                         02139
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